UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 20, 2003

                        DIGITAL BROADBAND NETWORKS, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                     0-25658                  84-1357927
(State or Other Jurisdiction    (Commission File No.)        (I.R.S. Employer
     of Incorporation)                                      Identification No.)

                  Suite 11.02 Menara Merais, No. 1, Jalan 19/3
                     46300 Petaling Jaya, Selangor, Malaysia
               (Address of Principal Executive Offices) (Zip Code)

     Registrant's telephone number, including area code: 011 (603) 7956 7026

                                 Not Applicable
          (Former name or former address, if changed since last report)


Item 5. Other Events.
On May 20, 2003, Digital Broadband Networks, Inc., (the "Company") announced that it had executed a definitive agreement to acquire 100% of the issued and outstanding common shares of Convergent Technologies Inc. for an aggregate purchase price of $2.6 million (the "Acquisition"). Although the Acquisition is expected to be completed on or before July 15, 2003, there can be no assurance that the Acquisition will be completed by July 15, 2003, if at all.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business and other matters contained in the press release are "forward-looking" rather than "historic."

Item 7.  Financial Statements, Pro Forma Financial Statement and Exhibits

         (c)  Exhibits

              99.1    Press Release dated May 20, 2003




                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DIGITAL BROADBAND NETWORKS, INC.
                                                 (Registrant)




Date: May 28, 2003                      By: /s/  Patrick Soon-Hock Lim
                                            Patrick Soon-Hock Lim
                                            Chairman and Chief Executive Officer



                                  EXHIBIT INDEX

The following exhibit is filed as part of this report:

Exhibit No.              Description

99.1                     Press Release dated May 20, 2003